UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

Citizens Independent Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Ohio	333-191004	31-1441050
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

188 West Main Street

Logan, Ohio 43138

(740) 385-8561

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (740) 385-8561

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.

On March 10, 2014, management of Citizens Independent Bancorp, Inc. (the “Company”), with the approval of the Board of Directors of the Company, concluded that the previously issued financial statements as of and for the year ended December 31, 2012 should no longer be relied upon. An accounting error has been identified that relates to the year ended December 31, 2012; therefore the financial statements as of and for the year ended December 31, 2012 are being restated.

As part of the Company’s 2013 year-end closing process, management identified an error in the reconciliation for the ATM settlement account that relates to 2012. The error totals $344 thousand and represents amounts recorded as assets that have been determined to be uncollectable as of December 31, 2012.

The net effect of this error on the Company’s financial statements for the year ended December 31, 2012 was that net income was overstated by $344 thousand. The impact to the balance sheet as of December 31, 2012 was that cash/cash equivalents was overstated by $344 thousand and retained earnings was overstated by $344 thousand. Correction of the error involved a $344 thousand charge to net income in December, 2012. Net loss for the year ended December 31, 2012, which was previously reported as $12.4 million, has been restated to $12.8 million; and net loss per basic and diluted share for the year ended December 31, 2012, which was previously reported as $39.25, has been restated to $40.33.

The restatement did not affect any reported results of operations subsequent to 2012. Based on our evaluation of quantitative and qualitative factors, the Company believes the identified misstatements are not material to its interim financial statements previously presented. The impact of the correction of the error noted above to the Company’s previously reported consolidated financial statements is summarized below:

	As previously reported	Impact of the restatement	As restated

December 31, 2012:
Cash and cash equivalents	$10,559	$(344)	$10,215
Total shareholders’ equity	5,868	(344)	5,524
Net income (loss) for the year ended December 31, 2012	(12,442)	(344)	(12,786)

June 30, 2013:
Cash and cash equivalents	13,625	(344)	13,281
Total shareholders’ equity	5,724	(344)	5,380
Net income for the six months ended June 30, 2013	473	-0-	473

September 30, 2013:
Cash and cash equivalents	19,689	(344)	19,345
Total shareholders’ equity	5,905	(344)	5,561
Net income for the nine months ended September 30, 2013	679	-0-	679

Management is currently evaluating and assessing its internal controls to determine any necessary adjustments or corrections to prevent these types of errors going forward.

The financial statements for the year ended December 31, 2012 will be restated to correct the error as part of the filing of the Annual Report on Form 10-K for the year ended December 31, 2013, which is due on or about March 31, 2014.

Management’s analysis was discussed with: (i) Dixon, Davis & Bagent & Co., Granville, Ohio, the Company’s independent registered public accounting firm for the 2012 fiscal year; and (ii) Suttle & Stalnaker, Parkersburg, West Virginia, the Company’s current independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS INDEPENDENT BANCORP, INC.

Date: March 11, 2014
	By:	/s/ Ronald R. Reed
Ronald R. Reed
President and Chief Executive Officer